Exhibit 21

Subsidiaries

Advocat Ancillary Services, Inc.

Advocat Distribution Services, Inc.

Advocat Finance, Inc.

Diversicare Afton Oaks, LLC

Diversicare Assisted Living Services, Inc.

Diversicare Assisted Living Services NC, LLC

Diversicare Assisted Living Services NC I, LLC

Diversicare Assisted Living Services NC II, LLC

Diversicare Ballinger, LLC

Diversicare Briarcliff, LLC

Diversicare Chisolm, LLC

Diversicare Clinton, LLC

Diversicare Doctors, LLC

Diversicare Estates, LLC

Diversicare Hartford, LLC

Diversicare Hillcrest, LLC

Diversicare Humble, LLC

Diversicare Katy, LLC

Diversicare Lampasas, LLC

Diversicare Leasing Corp.

Diversicare Management Services Co.

Diversicare Normandy Terrace, LLC

Diversicare Paris, LLC

Diversicare Pharmacy Holdings, LLC

Diversicare Pinedale, LLC

Diversicare Rose Terrace, LLC

Diversicare Texas I, LLC

Diversicare Therapy Services, LLC

Diversicare Treemont, LLC

Diversicare Windsor House, LLC

Diversicare Yorktown, LLC

Senior Care Cedar Hills, LLC

Senior Care Florida Leasing, LLC

Senior Care Golfcrest, LLC

Senior Care Golfview, LLC

Senior Care Southern Pines, LLC

Sterling Health Care Management, Inc.